UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 10, 2017

Jive Software, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35367	42-1515522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Orchard City Drive, Suite 100
Campbell, California 95008
(Address of principal executive offices) (Zip code)
(669) 282-4000
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On March 10, 2017, Jive Software, Inc. (the “Company”) entered into a letter agreement (the “Agreement”) with Engine Capital, L.P., Engine Jet Capital, L.P., Engine Investments, LLC, Arnaud Ajdler and Robert Frankfurt (collectively, the “Engine Group”). Pursuant to the Agreement, the Company agreed to appoint Robert Frankfurt as a Class I director, with a term expiring at the Company’s 2018 annual meeting of stockholders (the “2018 Annual Meeting”). The Engine Group and its affiliates have agreed to vote (1) for the Company’s slate of director nominees at the Company’s 2017 annual meeting of stockholders (the “2017 Annual Meeting”); and (2) in favor of the approval, on an advisory basis, of the Company’s named executive officer compensation at the 2017 Annual Meeting of Stockholders.

The Engine Group and its affiliates have agreed, until 10 business days prior to the advance notice deadline for the submission of director nominations and stockholder proposals in respect of the 2018 Annual Meeting, to customary standstill provisions during that time that provide, among other things, that the Engine Group and its affiliates will not (1) engage in or in any way participate in a solicitation of proxies or consents with respect to the Company; (2) initiate any director nominations or stockholder proposals; or (3) acquire more than 9.9% of the Company’s then-outstanding shares of capital stock entitled to vote on matters presented to the Company’s stockholders.

The foregoing summary of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
d) Election of new director
In connection with the entry into the Agreement, the Company’s board of directors (the “Board”) appointed Robert Frankfurt to serve as a member of the Board. Mr. Frankfurt will serve as a Class I director, with a term expiring at the 2018 Annual Meeting.
Mr. Frankfurt, age 51, is the founder of Myca Partners, Inc., an investment advisory services firm, and has served as its President since November 2006. From February 2005 through December 2005, he served as the Vice President of Sandell Asset Management Corp., a privately owned hedge fund. From October 2002 through January 2005, Mr. Frankfurt was a private investor. Mr. Frankfurt currently serves as a member of the board of directors of Handy & Hartman Ltd., a diversified industrial manufacturer. Mr. Frankfurt previously served as a member of the board of directors of Peerless Systems Corp., an imaging and networking technologies and components company, from November 2010 to June 2012, and as a director of Mercury Payment Systems, Inc., a private company that provides integrated transaction processing, from October 2010 until its sale in June 2014. Mr. Frankfurt holds a B.S. in Economics from the Wharton School of Business at the University of Pennsylvania and an M.B.A. from the Anderson Graduate School of Management at the University of California at Los Angeles.
Mr. Frankfurt is eligible to participate in the Company’s outside director compensation policy (the “Outside Director Compensation Policy”) described in the Company’s 2016 annual proxy statement filed with the Securities and Exchange Commission on April 27, 2016.

In connection with his appointment, Mr. Frankfurt will also enter into the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.4 to the Company’s Registration Statement on Form S-1 (File No. 333-176483) filed with the Securities and Exchange Commission on November 30, 2011.
Mr. Frankfurt has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
The following exhibit is attached hereto and this list is intended to constitute the exhibit index:
10.1    Letter Agreement, dated March 10, 2017, by and among the Company, Engine Capital, L.P., Engine Jet Capital, L.P., Engine Investments, LLC, Arnaud Ajdler and Robert Frankfurt.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JIVE SOFTWARE, INC.

By:	/s/ Elisa Steele
Elisa Steele
Chief Executive Officer & Director
Dated: March 16, 2017